EXHIBIT 99.1

Sun Healthcare Group, Inc. Updates 2011 Guidance

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

Irvine, Calif. (Sep. 30, 2011)—Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) today announced its updated financial guidance for the year ending December 31, 2011.

Reissuance of 2011 Financial Guidance

Sun Healthcare announced the withdrawal of its full-year 2011 guidance on August 1, 2011 in order to have time to evaluate the impact of the final rule for skilled nursing facilities that was published by the Centers for Medicare and Medicaid Services (“CMS”) on July 29, 2011. After completing that review, the Company is reissuing and updating its full year 2011 guidance. The significant changes include:

•	consolidated revenues are expected to be between $1.925 billion and $1.945 billion, compared to a previously expected range of $1.950 billion to $1.995 billion;
•	consolidated adjusted EBITDAR is expected to be between $237 million and $242 million, compared to a previously expected range of $259 million to $265 million; and
•	diluted earnings per share from continuing operations is expected to be between $0.83 and $0.94, compared to a previously expected range of $1.30 to $1.45.

The CMS final rule includes a parity adjustment reducing Medicare rates by 11.1 percent, changes to group therapy reimbursement, and the introduction of new change-of-therapy provisions as patients move through their post-acute stay. Based on a thorough review of the final rule’s impact, the Company estimates that the parity adjustment will impact adjusted EBITDAR negatively by $15 million in the fourth quarter of 2011. The impact of group therapy and change-of-therapy provisions established in the final rule have required substantial changes in the methods by which therapy services are delivered and are estimated to have a combined negative impact on adjusted EBITDAR of between $10 million and $12 million in the fourth quarter of 2011, including the changes in methods by which therapy services are delivered.

The Company has commenced a broad-based mitigation initiative, which includes infrastructure cost reductions that will reduce the net impact of the final rule during the fourth quarter and is expected to continue to ramp up into 2012. The Company expects that after giving effect to these mitigation efforts, there will be a net negative impact of the final rule to 2011 adjusted EBITDAR of between $22 million and $23 million as reflected in the Company’s updated financial guidance. The Company anticipates that the net negative impact of the final rule on the Company’s results of operations in 2012, after the mitigation initiatives are fully realized and changes in methods of delivering therapy services are fully implemented, will be between $45 million and $50 million.

William A. Mathies, Sun’s chairman and chief executive officer, commented, “Our analysis demonstrates that the rate reductions imposed by the CMS final rule have far exceeded the stated goal of parity with prior Medicare rates, and we remain concerned that these reductions may have serious consequences for our entire industry. That said, we are moving expeditiously to mitigate the impact of the rule on our operations while retaining our focus on our primary mission of providing quality care.”

Mathies added, “We continue to closely monitor our spending programs, including reducing our capital expenditures, and expect to have 2011 free cash flow of approximately $20 million.  We believe we have sufficient liquidity to satisfy our financial covenants and will continue to evaluate opportunities to pursue additional flexibility.”

The table below sets forth Sun’s updated 2011 full-year guidance which includes transaction and integration costs related to the disposition of closed operations:

(Dollars in millions, except EPS)	2011 Full-Year Guidance
	Low	High

Revenue	$1,925.0	$1,945.0

Adjusted EBITDAR	$237.0	$242.0
Margin	12.3%	12.4%

Center rent expense	148.3	148.3

Adjusted EBITDA	$88.7	$93.7
Margin	4.6%	4.8%

Transaction and integration costs	1.1	1.1
Depreciation & amortization	32.4	32.4
Interest, net	19.6	19.6

Pre-tax earnings	$35.6	$40.6

Income tax expense	13.9	16.0

Income from continuing operations	$21.7	$24.6

Diluted earnings per share	$0.83	$0.94
Diluted weighted average shares	26.2	26.2

Impairment Charge

As a result of environmental changes in the skilled nursing industry and the declines in Medicare reimbursement rates effective October 1, 2011 in connection with the CMS final rule, the Company expects to take a material charge in the third quarter of 2011 related to goodwill.

About Sun Healthcare Group, Inc.

Sun Healthcare Group, Inc. (NASDAQ: SUNH) is a healthcare services company, serving principally the senior population, with consolidated annual revenues in excess of $1.9 billion and approximately 30,000 employees in 46 states. Sun's services are provided through its subsidiaries: as of June 30, 2011, SunBridge Healthcare and its subsidiaries operate 164 skilled nursing centers, 15 combined skilled nursing, assisted and independent living centers, 10 assisted living centers, two independent living centers and eight mental health centers with an aggregate of 22,898 licensed beds in 25 states; SunDance Rehabilitation provides rehabilitation therapy services to affiliated and non-affiliated centers in 38 states; CareerStaff Unlimited provides medical staffing services in 45 states; and SolAmor Hospice provides hospice services in 10 states. For more information, go to www.sunh.com.

Forward-looking Statements

Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Forward-looking statements in this release include all statements regarding the expected results of operations, growth opportunities and plans and objectives of management for future operations, including  the impact of changes in the Medicare payment system and the Company’s mitigation initiatives. Factors that could cause actual results to differ are identified in filings made by the Company with the Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements; our ability to mitigate the effect of decreases in such reimbursements; the impact that healthcare reform legislation will have on the Company's business; the ability to maintain the occupancy rates and payor mix at the Company's healthcare centers; potential liability for losses not covered by, or in excess of, insurance; the effects of government regulations and investigations; the ability of the Company to collect its accounts receivable on a timely basis; the amount of the Company's indebtedness; covenants in debt agreements and leases that may restrict the Company's activities, including the Company's ability to make acquisitions and incur more indebtedness on favorable terms; the impact of the economic downturn on the business; increasing labor costs and the shortage of qualified healthcare personnel; and the Company's ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect the Company's business and financial results are included in Sun's filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun's web site, www.sunh.com. There may be additional risks of which the Company is presently unaware or that it currently deems immaterial.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control. Sun cautions investors that any forward-looking statements made by Sun are not guarantees of future performance and are only made as of the date of this release. Sun disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Adjusted EBITDA and adjusted EBITDAR as used in this press release are non-GAAP financial measures. Adjusted EBITDA is defined as earnings before income (loss) on discontinued operations, income taxes, net loss (gain) on sale of assets, net interest, depreciation and amortization and transaction and integration costs. Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenue. Adjusted EBITDAR is defined as adjusted EBITDA before facility rent expense. Adjusted EBITDAR margin is adjusted EBITDAR as a percentage of revenue. Sun believes that the presentation of adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDAR and adjusted EBITDAR margin provides useful information regarding Sun’s operational performance because it enhances the overall understanding of the financial performance and prospects for the future of Sun’s core business activities, provides consistency in Sun’s financial reporting and provides a basis for the comparison of results of core business operations between current, past and future periods. These measures are also some of the primary indicators Sun uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of its business from period to period without the effect of GAAP expenses, revenues and gains that are unrelated to day-to-day performance, including transaction and integration costs related to the disposition of closed operations. Adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDAR and adjusted EBITDAR margin should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from adjusted EBITDA and adjusted EBITDAR are significant components in understanding and assessing financial performance, these measures should not be considered in isolation or as alternatives to net income (loss), cash flows generated by or used in operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Sun uses adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDAR and adjusted EBITDAR margin only to supplement net income on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting our business. Sun strongly encourages investors to consider net income determined under GAAP as compared to adjusted EBITDA and adjusted EBITDAR, and to perform their own analysis, as appropriate.
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